                                                                     EXHIBIT 5.1





                               December ___, 1997




DSC Communications Corporation
1000 Coit Road
Plano, Texas 75075

Gentlemen:

     DSC Communications Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (i) 145,946 shares of the Company's common stock, $.01 par value per share, including the preferred stock purchase rights attaching to such stock pursuant to that certain Rights Agreement dated April 25, 1996 by and between the Company and Harris Trust and Savings Bank, formerly KeyCorp Shareholder Services, Inc. (the "Common Stock"), which shall be issued pursuant to the DSC Communications Corporation DSC Special Celcore Incentive Plan (the "Plan"), and
(ii) such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities").

     We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        BAKER & MCKENZIE




                                     -1-